Exhibit 10.9

AOL INC.

AOL INC. 2010 STOCK INCENTIVE PLAN

NOTICE OF GRANT OF NON-QUALIFIED STOCK OPTION

AOL Inc., a Delaware corporation (the “Company”), hereby grants to Participant named below the number of options specified below (the “Award” or the “Options”), upon the terms and subject to the conditions set forth in this Notice, the AOL Inc. 2010 Stock Incentive Plan (the “Plan”) and the Non-Qualified Stock Option Agreement (the “Option Agreement”) provided to Participant, each as amended from time to time. This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by this Notice and the Option Agreement. Capitalized terms that are not defined within this Notice shall have the same meaning as set forth in the Option Agreement.

Name of Participant:

Date of Grant:

Total Number of Shares Subject to Option:

Type of Option:	Non-Qualified Stock Option

Option Price Per Share:

Vesting Schedule:	Subject to continued Employment of the Participant, 25% of the Options will vest and become exercisable on the first anniversary of the Date of Grant and the remaining Options will vest on a pro-rata monthly basis thereafter, such that all will be fully vested and exercisable on the fourth anniversary of the Date of Grant.

Expiration Date:

By accepting this Notice, you and the Company both agree that this Award is granted under and governed by all of the terms and conditions of this Notice, the Plan and the Option Agreement, each as amended from time to time, provided to you with this Notice. Your acceptance of this Award confirms that you have carefully read and understand this Notice, the Plan and the Option Agreement and that you have had an opportunity to obtain the advice of counsel before accepting this Award. By accepting this Award, you agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions relating to the Plan, this Notice or the Option Agreement. You also agree to promptly notify the Company in writing if your address as shown below changes.

PARTICIPANT:	AOL INC.

By:
Participant’s Signature	Name:
Title:
Address (please print):